SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 1, 2010

Date of Report (Date of earliest event reported)

Northern California Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

000-27666	77-0421107
(Commission File Number)	(IRS Employer Identification No.)

601 Munras Avenue	93940
(Address of Principal Executive Office)	(Zip Code)

831-649-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Northern California Bancorp (the “Company”) files this Current Report on Form 8-K to report that the Company and its wholly owned subsidiary Monterey County Bank (the “Bank”) have entered into and closed an agreement (the “Agreement”) to sell certain of its merchant credit card processing accounts to Elavon, Inc. (“Elavon”) for $1,850,000, effective as of November 1, 2010.    The Agreement calls for the Bank to receive an initial payment of $1,000,000 at closing, with $800,000 due within thirty (30) days of the Bank attaining a Leverage Capital Ratio of 9%, a payment $50,000 due upon the completion of the transition of the merchant accounts purchased to Elavon’s processing system, and the Bank will share in the monthly net income of the accounts sold.

Item 2.01               Completion of Acquisition or Disposition of Assets.

The discussion under Item 1.01 set forth above is hereby incorporated by this reference as if fully set forth hereat.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2010	NORTHERN CALIFORNIA BANCORP

	By:	/s/ Charles T. Chrietzberg, Jr.
Charles T. Chrietzberg, Jr.
Chief Executive Officer and President